UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 19, 2010
Date of Report (Date of earliest event reported)

GENEVA RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-32593	98-0441019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2533 N. Carson Street, Suite 125 Carson City, Nevada 89706	89706
(Address of principal executive offices)	(Zip Code)

(775) 348-9330
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
__________

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective on July 19, 2010, the Board of Directors (the "Board") of Geneva Resources, Inc., a Nevada corporation (the "Company") accepted the resignation of D. Bruce Horton dated July 19, 2010 as the Secretary, Treasurer/Chief Financial Officer and a member of the Board of Directors of the Company.  There were no disagreements or disputes between the Company and Mr. Horton. Concurrently, the Board of Directors accepted the consent of Marcus Johnson to act as the interim Secretary and Treasurer/Chief Financial Officer. Therefore, effective as of July 19, 2010, the Board appointed Marcus Johnson as the interim Secretary and Treasurer/Chief Financial Officer. As of the date of this Current Report, the Board of Directors is comprised of Marcus Johnson and Angelo Viard.

Marcus Johnson. Marcus Johnson has been the Company’s President/Chief Executive Officer/Principal Executive Officer and a director since March 2006. For the past ten years, Mr. Johnson has been active in management in both the private and public sectors as a consultant to management with an emphasis on investor relations and awareness. Mr. Johnson is a professional architect. Mr. Johnson has been the professional architectural consultant of record on various commercial projects and retained as an expert for determining architectural management standards.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01   Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEVA RESOURCES, INC.

DATE: July 21, 2010.	By:	/s/ Marcus Johnson
Name: Marcus Johnson
Title: President/Chief Executive Officer